Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated effective as of December 14, 2017, among (i) B2E MANUFACTURING, LLC, a Delaware limited liability company, (ii) B2E MICROBIALS, LLC, a Delaware limited liability company, (iii) FOURSTAR MICROBIAL PRODUCTS LLC, a Delaware limited liability company, (iv) Midwest Tropicals LLC, a Utah limited liability company, (v) NEXGEN Turf Research, LLC, an Oregon limited liability company, and (vi) Quality Pets, LLC, a Utah limited liability company (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), each a direct or indirect subsidiary of Central Garden & Pet Company, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time, the “Base Indenture”), dated as of March 8, 2010;

WHEREAS, the Company executed the Third Supplemental Indenture, dated as of November 9, 2015 (the “Third Supplemental Indenture” and together with the Base Indenture, the Fourth Supplemental Indenture, dated as of March 25, 2016, the Fifth Supplemental Indenture, dated as of December 23, 2016, and the Sixth Supplemental Indenture, dated as of June 24, 2017, the “Indenture”), providing for the issuance of 6.125% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each, a “Guarantee” and, collectively, the “Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Third Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Subsidiary Guarantors hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Third Supplemental Indenture, including but limited to Article 10 thereof.

3. EXECUTION AND DELIVERY. Each Subsidiary Guarantor agrees that the Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

8. THE TRUSTEE. The Trustee makes no representation as to and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

B2E MANUFACTURING, LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

B2E MICROBIALS, LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

FOURSTAR MICROBIAL LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

MIDWEST TROPICALS LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

SIGNATURE PAGE TO EIGHTH SUPPLEMENTAL INDENTURE

NEXGEN TURF RESEARCH, LLC By: PENNINGTON SEED, INC., its Manager

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

QUALITY PETS, LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

SIGNATURE PAGE TO EIGHTH SUPPLEMENTAL INDENTURE

GUARANTORS:

FOUR PAWS PRODUCTS LTD.

KAYTEE PRODUCTS, INCORPORATED

PENNINGTON SEED, INC.

ALL-GLASS AQUARIUM CO., INC.

T.F.H. PUBLICATIONS, INC.

WELLMARK INTERNATIONAL

GRO TEC, INC.

B2E CORPORATION

B2E BIOTECH LLC

FARNAM COMPANIES, INC.

GULFSTREAM HOME & GARDEN, INC.

NEW ENGLAND POTTERY, LLC

PETS INTERNATIONAL, LTD.

MATSON, LLC

IMS TRADING, LLC

IMS SOUTHERN, LLC

HYDRO-ORGANICS WHOLESALE

SEGREST, INC.

BLUE SPRINGS HATCHERY, INC.

SEGREST FARMS, INC.

FLORIDA TROPICAL DISTRIBUTORS

INTERNATIONAL, INC.

SUN PET, LTD.

AQUATICA TROPICALS, INC.

K&H MANUFACTURING, LLC

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Authorized Officer

SIGNATURE PAGE TO EIGHTH SUPPLEMENTAL INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Michael Q. Tu
Name: Michael Q. Tu
Title: Vice President

SIGNATURE PAGE TO EIGHTH SUPPLEMENTAL INDENTURE